Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 24, 2003 relating to the financial statements and financial statement schedule of America West Holdings Corporation, which appear in America West Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 24, 2003, except for the effects of the reorganization transaction described in Note 1 as to which the date is August 2, 2004, relating to the financial statements and financial statement schedule of America West Airlines, Inc. (a wholly-owned subsidiary of America West Holdings Corporation), which appear in America West Airline Inc.’s Current Report on Form 8-K dated August 12, 2004. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
August 10, 2004